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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Phoenix International Ltd., Inc. and to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19121) pertaining to the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan (March), the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan (October), and the Phoenix International Ltd., Inc. 1996 Director Stock Option Plan of our report dated January 31, 1997 included in the 1996 Annual Report to Shareholders of Phoenix International Ltd., Inc.



                                                        Ernst & Young LLP

Atlanta, Georgia
March 21, 1997